     EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

STATEMENT

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of Butler International, Inc. (the "Company") certifies that to the knowledge of the undersigned:

(1)        The Company's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)        The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: August 14, 2003	/s/ Michael C. Hellriegel
Michael C. Hellriegel
Senior Vice President
and Chief Financial Officer